Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Fee	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common stock, par value $0.00001 per share	457(o)	(2)	(2)	(2)	–	–
Fees to be paid	Equity	Preferred stock, par value $0.00001 per share	457(o)	(2)	(2)	(2)	–	–
Fees to be paid	Equity	Warrants	457(o)	(2)	(2)	(2)	–	–
Fees to be paid	Debt	Debt securities	457(o)	(2)	(2)	(2)	–	–
Fees to be paid	Other	Units	457(o)	(2)	(2)	(2)	–	–
Fees to be paid	Unallocated (Universal) Shelf	–	457(o)	(2)	(2)	$50,000,000	0.0001476	$7,380
						Total Offering Amounts		$50,000,000
						Total Fees Previously Paid		–
						Net Fee Due		$7,380

(1) The securities registered by this registration statement may be sold separately, together with other securities registered or as units consisting of a combination of securities registered hereunder. As permitted by Rule 457(o) under the Securities Act of 1933, as amended, the number of securities of each class of securities registered hereunder is not specified. The registrant is registering hereunder an indeterminate number of shares of common stock, shares of preferred stock, warrants to purchase shares of common stock, warrants to purchase any of the other securities offered hereby, debt securities, and units comprised of any of the securities offered hereby of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. In no event, however, will the maximum aggregate offering price of all securities issued under this registration statement exceed $50,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of common stock as may be issued from time to time upon conversion of, or exchange for, securities registered hereunder or as a result of share splits, share capitalizations, or similar transactions.